UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 12, 2006

KILROY REALTY CORPORATION

(Exact name of registrant as specified in charter)

Maryland	Commission File Number:	95-4598246
(State or Other Jurisdiction of Incorporation)	1-12675	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California 90064

(Address of principal executive offices)

(310) 481-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 12, 2006, Kilroy Realty Corporation (the “Company”) completed its public offering of 2.0 million shares of its common stock, par value $0.01 per share, at an initial offering price to the public of $69.50 per share. The underwriting agreement, dated May 9, 2006, entered into in connection with the offering is filed herewith as Exhibit 1.1, and the Company’s press release, dated May 10, 2006, relating to the offering is filed herewith as Exhibit 99.1. Each of these exhibits is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated May 9, 2006, by and among Kilroy Realty Corporation, Kilroy Realty, L.P. and Banc of America Securities LLC, as underwriter.

Exhibit 99.1	Press release dated May 10, 2006, issued by Kilroy Realty Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION (registrant)

Date: May 17, 2006	By:	/s/ Heidi R. Roth
Heidi R. Roth Senior Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated May 9, 2006, by and among Kilroy Realty Corporation, Kilroy Realty, L.P. and Banc of America Securities LLC, as underwriter.

Exhibit 99.1	Press release dated May 10, 2006, issued by Kilroy Realty Corporation.